UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010

ATHERON INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138189
(Commission File Number)

N/A
(IRS Employer Identification No.)

5614C Burbank Road SE,
Calgary, Alberta, T2H 1Z4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 1-800-508-6149

______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 5, 2010 Atheron Inc. (the “Company”), received consent from Rick Walchuk, the Company’s sole director and officer, and holder of 58% of the Company’s issued and outstanding securities, to effect a stock split of the Company’s issued and outstanding common shares as well as a name change.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on November 5, 2010, the Company received written consent from Mr. Walchuk, holder of 58% of the Company’s voting securities, for a name change to “New America Energy Corp.” and a forward split of the Company’s issued and outstanding shares on a basis of 25 for 1.

On November 15, 2010 the Company filed a certificate of amendment with the Nevada Secretary of State to change the Company’s name to New America Energy Corp. The Company expects that these changes will take effect with the State of Nevada and the OTC Bulletin Board on November 30, 2010, subject to FINRA review. The certificate is attached to this Current Report as Exhibit 3.1

The forward split will increase the Company’s issued and outstanding common shares to 53,750,000 from the current 2,150,000. This forward split will not affect the number of the Company’s authorized common shares, which has been set at 75,000,000.

Once these corporate changes are processed, FINRA will provide the Company with a new trading symbol and the Company will announce the effectiveness of these changes by filing a Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERON INC.

/s/ Rick Walchuk
Rick Walchuk
President

Date: November 16, 2010